EXHIBIT 8.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
Agrobio Investimentos e Participações S.A.	Brazil
Águas da Ponte Alta S.A.	Brazil
Agw Empreendimentos e Participações S.A.	Brazil
Aldwych Temple Business Venture Company Limited	British Virgin Islands
ALL – América Latina Logística Argentina S.A.	Argentina
ALL – América Latina Logística Armazéns Gerais Ltda.	Brazil
ALL – América Latina Logística Central S.A.	Argentina
ALL – América Latina Logística Intermodal S.A.	Brazil
ALL – América Latina Logística Mesopotâmica S.A.	Argentina
ALL – América Latina Logística Rail Management Ltda.	Brazil
Araucária Propriedades Agrícolas Ltda	Brazil
Aroeira Propriedades Agrícolas Ltda.	Brazil
Barrapar Participações S.A.	Brazil
Bioinvestments Negócios e Participações S.A.	Brazil
Boswells S.A.	Uruguay
Brado Holding S.A.	Brazil
Brado Logística e Participações S.A.	Brazil
Brado Logística S.A.	Brazil
Cerpon Participações S.A.	Brazil
Comercializadora de Gás S.A.	Brazil
Comma Oil Chemicals Limited	England
Commonwealth Carriers S.A.	British Virgin Islands
Companhia Agrícola Botucatu	Brazil
Companhia de Gás de São Paulo—COMGÁS	Brazil
Cosan Biomassa S.A.	Brazil
Cosan Cinco S.A.	Brazil
Cosan Global Limited	Cayman Islands
Cosan Investimentos e Participações S.A.	Brazil
Cosan Limited Partners Brasil Consultoria Ltda.	Brazil
Cosan Logística S.A.(i)	Brazil
Cosan Lubes Investments Limited	Brazil
Cosan Lubrificantes e Especialidades S.A.	Brazil
Cosan Lubrificantes España S.L.U.	Spain
Cosan Luxembourg S.A.	Luxembourg
Cosan Overseas Limited	Cayman Islands
Cosan Paraguay S.A.	Paraguay
Cosan S.A. Indústria e Comércio	Brazil
Cosan US, Inc.	United States
CZZ UK Holding Limited	England
CZZ US SUNCOP INC	United States
Distribuidora de Gás S.A.	Brazil
Elevações Portuárias S.A.	Brazil
Esus Brasil Participações S.A.	Brazil
Ilha Terminal Distribuição de Produtos Químicos Ltda.	Brazil
Island Services Management Corporation	British Virgin Islands
Itaúba Propriedades Agrícolas Ltda	Brazil
Janus Brasil Participações S.A.	Brazil
Jatobá Propriedades Agrícolas Ltda.	Brazil

Name	Jurisdiction of Incorporation
Jequitibá Propriedades Agrícolas Ltda.	Brazil
Logispot Armazéns Gerais S.A.	Brazil
Lupa Serviços Automotivos Ltda.	Brazil
Nova Agrícola Ponte Alta S.A.	Brazil
Nova Amaralina S.A. Propriedades Agrícolas	Brazil
Nova Ibiajara Propriedades Agrícolas S.A.	Brazil
Nova Santa Barbara Agrícola S.A.	Brazil
Novi LLC	United States
Oiti Propriedades Agrícolas Ltda.	Brazil
Paranaguá S.A.	Argentina
Pasadena Empreendimentos e Participações S.A.	Brazil
PGT—Grains Terminal S.A.	Brazil
Portofer Transporte Ferroviário Ltda.	Brazil
Proud Participações S.A.	Brazil
Radar II Propriedades Agrícolas S.A.	Brazil
Radar Propriedades Agrícolas S.A.	Brazil
Rhall Terminais Ltda.	Brazil
Rota Quatro Participações S.A.	Brazil
Rumo Luxembourg S.à.r.l.	Luxembourg
Rumo Malha Norte Holding Ltda.	Brazil
Rumo Malha Norte S.A.	Brazil
Rumo Malha Oeste S.A.	Brazil
Rumo Malha Paulista S.A.	Brazil
Rumo Malha Sul S.A.	Brazil
Rumo S.A.	Brazil
Samambaia Propriedades Agrícolas Ltda.	Brazil
Seringueira Propriedades Agrícolas Ltda.	Brazil
Tapiá Propriedades Agrícolas Ltda.	Brazil
Tellus Bahia Propriedades Agrícolas Ltda.	Brazil
Tellus Brasil Participações S.A.	Brazil
Terminal de Graneis do Guaruja S.A.	Brazil
Terminal Maritimo do Guaruja S.A.	Brazil
Terminal XXXIX de Santos S.A	Brazil
Terra Do Sol Propriedades Agrícolas S.A.	Brazil
Terrainvest Propriedades Agrícolas S.A.	Brazil
Terras da Ponte Alta S.A.	Brazil
Tezza Consultoria de Negócios Ltda.	Brazil
Toperone Agrícola S.A.	Brazil
Topertwo Agrícola S.A.	Brazil
Tparone Participações S.A.	Brazil
Tpartwo Participações S.A.	Brazil
Usina Santa Luiza S.A.	Brazil
Vale da Ponte Alta S.A.	Brazil
Vertical UK LLP	England
Vetria Mineração S.A.	Brazil
Zip Lube S.A.	Brazil